UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2015

PIERIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-37471	EIN 30-0784346
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lise-Meitner-Strasse 30

85354 Freising-Weihenstephan, Germany

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +49 81 6114 11400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Other Events.

On August 27, 2015, Pieris Pharmaceuticals, Inc. (the “Company”) entered into a sublease agreement (the “Sublease Agreement”) with Berenberg Capital Markets, LLC (the “Sublandlord”) for approximately 3,950 square feet of office space (the “Premises”) located at 255 State Street in Boston, Massachusetts. The Company will move its corporate headquarters to the Premises and the term of the sublease will commence on the date Sublandlord delivers possession of the Subleased Premises to the Company (the “Commencement Date”); the Sublandlord will deliver possession to the Company after completing certain agreed-upon renovations to the Subleased Premises and shall use its reasonable efforts to substantially complete such renovations within ninety (90) days after August 27, 2015. Beginning on the two-month anniversary of the Commencement Date, the Company will be obligated to pay an average of approximately $195,525 annually in rent throughout the term of the sublease. Under the terms of the Sublease Agreement, the Company will sublease the Premises for a term from the Commencement Date until February 27, 2022.

The Sublease Agreement contains customary provisions allowing the Sublandlord to terminate the Sublease Agreement if the Company fails to remedy a breach of any of its obligations within specified time periods, or upon bankruptcy or insolvency of the Company. Additionally, the Sublease Agreement will terminate in the event of the termination of the lease between the landlord of the Premises (the “Landlord”) and the Sublandlord. The Company may terminate the Sublease Agreement if (i) the Landlord’s consent to the Sublease Agreement is not obtained within 45 days of the effective date of the Sublease Agreement, (ii) the Sublandlord’s work is not substantially complete within 90 days of the effective date of the Sublease Agreement or (iii) the Premises is destroyed or rendered untenable by casualty, in each case, subject to certain conditions.

The foregoing description of the Sublease Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which the Company intends to file as an exhibit to its next periodic report filed under the Securities Exchange Act of 1934, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 1, 2015, Darlene Deptula-Hicks, formerly Acting Chief Financial Officer of the Company, was appointed Chief Financial Officer and Senior Vice President by the Company’s Board of Directors (the “Board”). Pursuant to the terms of the employment agreement entered into between the Company and Ms. Deptula-Hicks dated August 27, 2015 (the “Employment Agreement”), Ms. Deptula-Hicks will receive a base salary of $300,000. Ms. Deptula-Hicks is also eligible to receive an annual discretionary bonus award of up to 40% of her then-current base salary. The bonus award, if any, will be determined by the Company’s Board of Directors (the “Board”) or a committee thereof and will be based upon the achievement of specific individual and/or Company-wide performance goals, which shall be determined by the Board or a committee of the Board in its sole discretion. In connection with her appointment, Ms. Deptula-Hicks will receive a stock option to purchase 450,000 shares of the Company’s common stock under the Company’s 2014 Employee, Director and Consultant Equity Incentive Plan (the “Plan”), at an exercise price per share equal to the closing price of the Company’s common stock on the NASDAQ Capital Market on September 1, 2015, the date of grant of the stock option. The stock option will have a ten-year term, vest over four years with 6.25% of the shares vesting on Ms. Deptula-Hicks’ start date and the remaining 93.75% of the shares vesting in equal installments each quarter thereafter. The option is subject to certain restrictions on exercise until the Company’s shareholders have approved an increase in the number of shares of common stock authorized under the Plan and if such shareholder approval is not obtained on or prior to September 30, 2016, the option will be cancelled and be of no further effect.

Under the terms of the Employment Agreement, Ms. Deptula-Hicks’ employment with the Company may be terminated at any time, with or without cause by the Company without any prior notice and by Ms. Deptula-Hicks with 90 days’ notice. If the Company terminates Ms. Deptula-Hicks’ employment without cause or Ms. Deptula-Hicks terminates her employment for good reason other than in connection with a change in control of the Company, she will be entitled to receive (a) an amount equal to twelve months of salary plus the target bonus amount, pro-rated based on the total number of days elapsed in the calendar year as of the termination date if, as of the date of termination, the Company and Ms. Deptula-Hicks were “on target” to achieve all applicable performance goals and (b) continuation of COBRA health insurance premiums at the Company’s then-normal rate of contribution for twelve months. In addition, outstanding equity awards held by Ms. Deptula-Hicks shall automatically become vested and if, applicable, exercisable, except as otherwise provided in the Employment Agreement, and any forfeiture restrictions shall immediately lapse with respect to 50% of the then-unvested equity awards. If, in connection with a change of control of the Company, the Company terminates Ms. Deptula-Hicks’ employment without cause or Ms. Deptula-Hicks terminates her employment for good reason, she will be entitled to receive (a) an amount equal to twelve months of salary plus the target bonus amount for the year of termination and (b) continuation of COBRA health insurance premiums at the Company’s then-normal rate of contribution for twelve months. In the case of such a termination in connection with a change in control, outstanding equity awards held by Ms. Deptula-Hicks shall automatically become vested and if, applicable, exercisable, except as otherwise provided in the Employment Agreement, and all forfeiture restrictions shall immediately lapse.

Ms. Deptula-Hicks was engaged as a financial consultant to the Company’s subsidiary, Pieris AG, on November 19, 2014, and was appointed Acting Chief Financial Officer of the Company on December 17, 2014; and provided services pursuant to a consulting agreement with Danforth Advisors, LLC. Since November 2014, she has also served as Chief Financial Officer of Claritas Genomics, a private genetic diagnostic testing company. Prior to that time and since June 2012, Ms. Deptula-Hicks served as the Executive Vice President and Chief Financial Officer of Microline Surgical, Inc., a surgical instruments and medical devices company. From 2006 to May 2011 Ms. Deptula-Hicks served as Executive Vice President and Chief Financial Officer of iCAD, Inc. (Nasdaq: ICAD), a publicly traded medical device company. From 2002 to 2006 Ms. Deptula-Hicks served as Executive Vice President and Chief Financial Officer of ONI Medical Systems, Inc., a venture capital-backed designer and manufacturer of high-field diagnostic imaging systems for orthopedic applications, and from 1998 to 2001 Ms. Deptula-Hicks was Executive Vice President and Chief Financial Officer of Implant Sciences Corporation (Amex:IMX), an early stage medical device company that had its initial public offering in June of 1999. Prior to 1998, Ms. Deptula-Hicks also held various senior financial and accounting positions at Abiomed, Inc., GCA Corporation, Edwards High Vacuum International and Puritan Bennett Corporation. Ms. Deptula-Hicks also serves on the Board of Directors and as Chair of the Audit Committee of Xenetic Biosciences, Inc. (OTCBB:XBIO) and between 2006 and October 2014 served on the Board of Directors of IMCOR Pharmaceutical Company, Technest Holdings, Inc., and USfalcon. Ms. Deptula-Hicks received her B.S. in accounting from Southern NH University and her M.B.A. from Rivier College.

There are no family relationships between Ms. Deptula-Hicks and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. In addition, there are no transactions between the Company and Ms. Deptula-Hicks, or any member of Ms. Deptula-Hicks’s immediate family that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which the Company intends to file as an exhibit to its next periodic report filed under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1 Press release dated September 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2015	PIERIS PHARMACEUTICALS, INC.

	By:	/s/ Darlene Deptula-Hicks
	Name:	Darlene Deptula-Hicks
	Title:	Senior Vice-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press dated September 2, 2015.